HireQuest Announces Rapid Progress on Strategic Initiatives

Closes Sale of Four California Locations;

Completes Conversion of All Remaining Branches to Franchise Model

GOOSE CREEK, South Carolina – October 1, 2019 – HireQuest, Inc. (Nasdaq: HQI), a national provider of back-office and operational support for franchised operators of on-demand and temporary staffing service providers across the United States, today reported that it has completed the sale of its four locations in California and the conversion of its remaining branches to its franchise business model.

“Our team worked expeditiously to gain state regulatory approvals and convert the acquired Command Center branches to our franchise business model within 10 weeks following our merger,” commented Rick Hermanns, HireQuest’s President and Chief Executive Officer. “We believe that this move lowers operational risk. We expect our franchise owners and operators will also benefit from the unique financing and risk management structures we provide. We also believe that both HireQuest and its franchisees will see enhanced growth rates at our newly franchised locations due to the financial incentives inherent in our model. Integration and rationalization of expenses is on-going as we continue to identify opportunities for long-term growth and increased profitability across our platform. Integration expenses and non-recurring charges related to these activities are expected in the coming periods.”

In addition, the Company announced that it has completed the sale of its four locations in California to Resolute Enterprises, LLC for $1.8 million. Under the terms of the sale agreement, HireQuest is providing seller financing and has received a four-year promissory note with a face value of $1.8 million at 10% interest per annum.

“We believe that we are now positioned to grow, by expanding our national footprint, through select, accretive acquisitions and by broadening our participation with national accounts,” added Mr. Hermanns.

About HireQuest

HireQuest, Inc. provides back-office and operational support for HireQuest Direct and HireQuest franchised branch locations across the United States. Through its nationwide network of more than 140 franchised offices in 30 states and the District of Columbia, the Company provides employment annually for approximately 85,000 field team members working for thousands of customers, primarily in the areas of construction, light industrial, manufacturing, hospitality, and event services.  For more information, visit www.hirequestllc.com.

Important Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not statements of historical facts, including statements on HireQuest’s strategy (including with respect to acquisitions, geographic expansion and broadening participation with national accounts), and on expected growth, reduction of operational risk, and benefits for its franchisees.  Generally, the words “intend,” “expect,” “anticipate,” “estimate,” “continue,” “will,” “could,” “may” and similar expressions identify forward-looking statements.  These statements are subject to uncertainties and risks, including, but not limited to, national, regional and local economic conditions, the availability of workers’ compensation insurance coverage, the availability of capital and suitable financing for the Company’s activities, our franchisees’ ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in our most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission, copies of which are available on our website at www.hirequestllc.com and the SEC website at www.sec.gov.  All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Company Contact:	Investor Relations Contact:
HireQuest, Inc.	Hayden IR
Cory Smith, CFO	Brett Maas
(866) 464-5844	(646) 536-7331
Email: cory.smith@commandonline.com	Email: brett@haydenir.com